UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

STEAKHOUSE PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23739	94-3248672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10200 Willow Creek Road San Diego, California	92131
(Address of Principal Executive Offices)	(Zip Code)

(858) 689-2333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 12, 2007, Steakhouse Partners, Inc. (the “Company”) entered into a Forbearance Agreement (the “Agreement”) with the Class 4 Creditor Trust, which was established pursuant to the Company’s Plan of Reorganization which was confirmed effective as of December 31, 2003. Under the Agreement, the Company is required to sell assets or secure financing to repay the Class 4 Creditors Trust in full by November 15, 2007. The Company is also required to make certain minimum payments as follows: (1) $2 million by June 30, 2007; (2) a total of $3 million by August 31, 2007; and (3) a total of $5 million by October 31, 2007. The Company is currently under contract to sell two restaurant units to satisfy the June 30, 2007 payment. However, the contracts remain subject to contingencies and there can be no assurances that such transactions will be consummated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Forbearance Agreement dated June 12, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEAKHOUSE PARTNERS, INC.

Date: June 22, 2007	/s/ A. Stone Douglass
A. Stone Douglass
President & Chief Executive Officer

3

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Forbearance Agreement dated June 12, 2007.